New York Mortgage Trust Reports
Second Quarter 2025 Results

NEW YORK, July 30, 2025 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three and six months ended June 30, 2025.

Summary of Second Quarter 2025:
(dollar amounts in thousands, except per share data)

Net loss attributable to Company's common stockholders	$(3,486)
Net loss attributable to Company's common stockholders per share (basic)	$(0.04)
Earnings available for distribution attributable to Company's common stockholders (1)	$20,024
Earnings available for distribution per common share (1)	$0.22
Yield on average interest earning assets (1) (2)	6.48%
Interest income	$140,901
Interest expense	$104,454
Net interest income	$36,447
Net interest spread (1) (3)	1.50%
Book value per common share at the end of the period	$9.11
Adjusted book value per common share at the end of the period (1)	$10.26
Economic return on book value (4)	(0.64)%
Economic return on adjusted book value (5)	0.29%
Dividends per common share	$0.20

(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."
(2)Calculated as the quotient of our adjusted interest income and our average interest earning assets and excludes all Consolidated SLST assets other than those securities owned by the Company.
(3)Our calculation of net interest spread may not be comparable to similarly-titled measures of other companies who may use a different calculation.
(4)Economic return on book value is based on the periodic change in GAAP book value per common share plus dividends declared per common share, if any, during the period.
(5)Economic return on adjusted book value is based on the periodic change in adjusted book value per common share, a non-GAAP financial measure, plus dividends declared per common share, if any, during the period.

Key Developments:

Investing Activities

•Acquired approximately $503.7 million of Agency investments with an average coupon of 5.29%.

•Acquired approximately $280.2 million in residential loans with an average gross coupon of 9.76%.

•Received approximately $13.0 million in proceeds from the redemption of a Mezzanine Lending investment.

Subsequent Events

•On July 8, 2025, we completed the issuance of $90.0 million in aggregate principal amount of our 9.875% Senior Notes due 2030 in an underwritten public offering. The total proceeds to us from the offering of the notes, after deducting the underwriters' discount and commissions and offering expenses, were approximately $86.6 million.

•On July 15, 2025, we acquired the outstanding 50% ownership interests in Constructive Loans, LLC ("Constructive") that were not previously owned by the Company through the consummation of a membership interest purchase agreement and cash consideration of approximately $38.4 million, subject to a customary post-closing reconciliation, including a net book value adjustment, and settlement of certain contingent consideration. Constructive is a leading originator of business purpose loans for residential real estate investors.

•On July 24, 2025, we completed a securitization of residential loans, resulting in approximately $345.9 million in net proceeds to us after deducting expenses associated with the transaction. We utilized the net proceeds to redeem two residential loan securitizations in the third quarter of 2025.

Management Overview

Jason Serrano, Chief Executive Officer, commented: “NYMT’s solid second quarter performance, with recurring earnings surpassing the dividend, demonstrates the effective execution of our long-term capital allocation strategy and strength of our liquidity position. The acquisition of Constructive represents a pivotal milestone for the Company, accelerating our expansion into residential business purpose lending. This strategic move will enhance our ability to meet the growing demand for non-agency credit and supports the continued evolution of a more diversified balance sheet designed to deliver greater value to our stockholders.”

Capital Allocation

The following table sets forth, by investment category, our allocated capital at June 30, 2025 (dollar amounts in thousands):

	Single-Family (1)	Multi- Family	Corporate/Other	Total
Residential loans	$4,026,027	$—	$—	$4,026,027
Consolidated SLST CDOs	(1,031,897)	—	—	(1,031,897)
Investment securities available for sale and TBAs (2)	4,979,330	—	140,435	5,119,765
Multi-family loans	—	74,999	—	74,999
Equity investments	—	54,324	37,116	91,440
Equity investments in consolidated multi-family properties (3)	—	155,581	—	155,581
Equity investments in disposal group held for sale (4)	—	17,386	—	17,386
Single-family rental properties	137,075	—	—	137,075
Mortgage servicing rights	19,449	—	—	19,449
Total investment portfolio carrying value	8,129,984	302,290	177,551	8,609,825
Liabilities:
Repurchase agreements and TBA cost basis (5)	(4,781,837)	—	(135,658)	(4,917,495)
Collateralized debt obligations
Residential loan securitization CDOs	(2,264,602)	—	—	(2,264,602)
Non-Agency RMBS re-securitization	(68,101)	—	—	(68,101)
Senior unsecured notes	—	—	(236,384)	(236,384)
Subordinated debentures	—	—	(45,000)	(45,000)
Cash, cash equivalents and restricted cash (6)	88,510	—	174,666	263,176
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	—	(49,574)	—	(49,574)
Other	136,895	(1,560)	(45,977)	89,358
Net Company capital allocated	$1,240,849	$251,156	$(110,802)	$1,381,203

Company Recourse Leverage Ratio (7)				3.8	x
Portfolio Recourse Leverage Ratio (8)				3.6	x

(1)The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company’s condensed consolidated financial statements. Consolidated SLST is primarily presented on our condensed consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of June 30, 2025 was limited to the RMBS comprised of first loss subordinated securities and certain IOs issued by the respective securitizations with an aggregate net carrying value of $160.9 million.
(2)Includes implied fair value of outstanding TBAs of $10.2 million. TBAs are recorded as derivative instruments in the Company's condensed consolidated financial statements. As of June 30, 2025, our TBAs had a net carrying value of $0.1 million reported in other assets on the Company's condensed consolidated balance sheets. The net carrying value represents the difference between the implied fair value of the underlying security in the TBA contract and the price to be paid or received for the underlying security (or cost basis).
(3)Represents the Company's equity investments in consolidated multi-family properties that are not in disposal group held for sale. See "Reconciliation of Financial Information" section below for a reconciliation of equity investments in consolidated multi-family properties and disposal group held for sale to the Company's condensed consolidated financial statements.
(4)Represents the Company's equity investments in multi-family properties that are held for sale in disposal group. See "Reconciliation of Financial Information" section below for a reconciliation of equity investments in consolidated multi-family properties and disposal group held for sale to the Company's condensed consolidated financial statements.
(5)Includes repurchase agreements with a carrying value of $4.9 billion and outstanding TBAs with a cost basis of $10.1 million.

(6)Excludes cash in the amount of $5.3 million held in the Company's equity investments in consolidated multi-family properties and equity investments in consolidated multi-family properties in disposal group held for sale. Restricted cash of $106.7 million is included in the Company’s accompanying condensed consolidated balance sheets in other assets.
(7)Represents the Company's total outstanding recourse repurchase agreement financing, subordinated debentures, senior unsecured notes and cost basis of outstanding TBAs divided by the Company's total stockholders' equity. Does not include non-recourse repurchase agreement financing amounting to $3.8 million, Consolidated SLST CDOs amounting to $1.0 billion, residential loan securitization CDOs amounting to $2.3 billion, non-Agency RMBS re-securitization CDOs amounting to $68.1 million and mortgages payable on real estate, including mortgages payable on real estate of disposal group held for sale, totaling $453.5 million as they are non-recourse debt.
(8)Represents the Company's outstanding recourse repurchase agreement financing and cost basis of outstanding TBAs divided by the Company's total stockholders' equity.

The following table sets forth certain information about our interest earning assets by category and their related adjusted interest income, adjusted interest expense, adjusted net interest income (loss), yield on average interest earning assets, average financing cost and net interest spread for the three months ended June 30, 2025 (dollar amounts in thousands):

Three Months Ended June 30, 2025

	Single-Family (8)	Multi- Family	Corporate/Other	Total
Adjusted Interest Income (1) (2)	$128,824	$2,203	$1,452	$132,479
Adjusted Interest Expense (1)	(84,529)	—	(7,842)	(92,371)
Adjusted Net Interest Income (Loss) (1)	$44,295	$2,203	$(6,390)	$40,108

Average Interest Earning Assets (3)	$7,972,569	$74,273	$126,552	$8,173,394
Average Interest Bearing Liabilities (4)	$6,969,891	$—	$477,181	$7,447,072

Yield on Average Interest Earning Assets (1) (5)	6.46%	11.86%	4.59%	6.48%
Average Financing Cost (1) (6)	(4.86)%	—	(6.59)%	(4.98)%
Net Interest Spread (1) (7)	1.60%	11.86%	(2.00)%	1.50%

(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."
(2)Includes interest income earned on cash accounts held by the Company.
(3)Average Interest Earning Assets for the period include residential loans, multi-family loans and investment securities and cost basis of outstanding TBAs and exclude all Consolidated SLST assets other than those securities owned by the Company. Average Interest Earning Assets is calculated based on the daily average amortized cost for the period.
(4)Average Interest Bearing Liabilities for the period include repurchase agreements, residential loan securitization and non-Agency RMBS re-securitization CDOs, senior unsecured notes and subordinated debentures and exclude Consolidated SLST CDOs and mortgages payable on real estate as the Company does not directly incur interest expense on these liabilities that are consolidated for GAAP purposes. Average Interest Bearing Liabilities is calculated based on the daily average outstanding balance for the period.
(5)Yield on Average Interest Earning Assets is calculated by dividing our annualized adjusted interest income relating to our portfolio of interest earning assets by our Average Interest Earning Assets for the period.
(6)Average Financing Cost is calculated by dividing our annualized adjusted interest expense by our Average Interest Bearing Liabilities.
(7)Net Interest Spread is the difference between our Yield on Average Interest Earning Assets and our Average Financing Cost.

(8)The Company has determined it is the primary beneficiary of Consolidated SLST and has consolidated Consolidated SLST into the Company's condensed consolidated financial statements. Our GAAP interest income includes interest income recognized on the underlying seasoned re-performing and non-performing residential loans held in Consolidated SLST. Our GAAP interest expense includes interest expense recognized on the Consolidated SLST CDOs that permanently finance the residential loans in Consolidated SLST and are not owned by the Company. We calculate adjusted interest income by reducing our GAAP interest income by the interest expense recognized on the Consolidated SLST CDOs and adjusted interest expense by excluding, among other things, the interest expense recognized on the Consolidated SLST CDOs, thus only including the interest income earned by the SLST securities that are actually owned by the Company in adjusted net interest income (loss).

Conference Call

On Thursday, July 31, 2025 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three and six months ended June 30, 2025. To access the conference call, please pre-register at https://register-conf.media-server.com/register/BI65099d24a9524eb088e691a3ec2763b0. Registrants will receive confirmation with dial-in details. A live audio webcast of the conference call can be accessed, on a listen-only basis, at the Investor Relations section of the Company's website at http://www.nymtrust.com or at https://edge.media-server.com/mmc/p/i32omd2r/. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast. A webcast replay link of the conference call will be available on the Investor Relations section of the Company’s website approximately two hours after the call and will be available for 12 months.

In connection with the release of these financial results, the Company will also post a supplemental financial presentation that will accompany the conference call on its website at http://www.nymtrust.com under the "Investors — Events and Presentations" section. Second quarter 2025 financial and operating data can be viewed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which is expected to be filed with the Securities and Exchange Commission on or about August 1, 2025. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is an internally managed real estate investment trust (“REIT”) in the business of acquiring, investing in, financing and managing primarily mortgage-related residential assets. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms that may appear in this press release: “RMBS” refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential loans guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “TBAs” refers to to-be-announced securities that are forward contracts for the purchase or sale of Agency fixed-rate RMBS at a predetermined price, face amount, issuer, coupon, and stated maturity on an agreed-upon future date; “Agency investments” refer to Agency RMBS and TBAs; “TBA dollar roll income” refers to the difference in price between two TBA contracts with the same terms but different settlement dates that are simultaneously bought and sold; “non-Agency RMBS” refers to RMBS that are not guaranteed by any agency of the U.S. Government or any GSE; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities issued by a GSE, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “CDO” refers to collateralized debt obligation and includes debt that permanently finances the residential loans held in Consolidated SLST, the Company's residential loans held in securitization trusts and a non-Agency RMBS re-securitization that we consolidate or consolidated in our financial statements in accordance with GAAP; “Consolidated SLST” refers to Freddie Mac-sponsored residential loan securitizations, comprised of seasoned re-performing and non-performing residential loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; “Consolidated VIEs” refers to variable interest entities ("VIE") where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that we consolidate in our financial statements in accordance with GAAP; “Consolidated Real Estate VIEs” refers to Consolidated VIEs that own multi-family properties; “business purpose loans” refers to (i) short-term loans that are collateralized by residential properties and are made to investors who intend to rehabilitate and sell the residential property for a profit or (ii) loans that finance (or refinance) non-owner occupied residential properties that are rented to one or more tenants; “Mezzanine Lending” refers, collectively, to preferred equity and mezzanine loan investments in multi-family properties; “Multi-Family” portfolio includes multi-family CMBS, Mezzanine Lending and certain equity investments in multi-family assets, including joint venture equity investments; “Single-Family” portfolio includes residential loans, Agency RMBS, non-Agency RMBS and single-family rental properties; and “Other” portfolio includes other investment securities and an equity investment in an entity that originates residential loans.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (the “SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation: changes in the Company’s business and investment strategy; inflation and changes in interest rates and the fair market value of the Company’s assets, including negative changes resulting in margin calls relating to the financing of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which the Company invests; changes in prepayment rates on the loans the Company owns or that underlie the Company’s investment securities; increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at the Company’s assets; the Company’s ability to identify and acquire targeted assets, including assets in its investment pipeline; the Company's ability to dispose of assets from time to time on terms favorable to it; changes in relationships with the Company’s financing counterparties and the Company’s ability to borrow to finance its assets and the terms thereof; changes in the Company's relationships with and/or the performance of its operating partners; the Company’s ability to predict and control costs; changes in laws, regulations or policies affecting the Company’s business; the Company’s ability to make distributions to its stockholders in the future; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; impairments and declines in the value of the collateral underlying the Company's investments; changes in the benefits the Company anticipates from the acquisition of Constructive; the Company's ability to effectively integrate Constructive into the Company and the risks associated with the ongoing operation thereof; the Company's ability to manage or hedge credit risk, interest rate risk, and other financial and operational risks; the Company's exposure to liquidity risk, risks associated with the use of leverage, and market risks; and risks associated with investing in real estate assets and/or operating companies, including changes in business conditions and the general economy, the availability of investment opportunities and conditions in markets for residential loans, mortgage-backed securities, structured multi-family investments and other assets that the Company owns or in which the Company invests.

These and other risks, uncertainties and factors, including the risk factors and other information described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT: AT THE COMPANY
Phone: 212-792-0107
Email: InvestorRelations@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	June 30, 2025	December 31, 2024
	(unaudited)
ASSETS
Residential loans, at fair value	$4,026,027	$3,841,738
Investment securities available for sale, at fair value	5,109,601	3,828,544
Multi-family loans, at fair value	74,999	86,192
Equity investments, at fair value	91,440	113,492
Cash and cash equivalents	160,447	167,422
Real estate, net	610,661	623,407
Assets of disposal group held for sale	111,500	118,613
Other assets	367,657	437,874
Total Assets (1)	$10,552,332	$9,217,282
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	$4,907,436	$4,012,225
Collateralized debt obligations ($2,626,479 at fair value and $738,121 at amortized cost, net as of June 30, 2025 and $2,135,680 at fair value and $842,764 at amortized cost, net as of December 31, 2024)	3,364,600	2,978,444
Senior unsecured notes ($137,418 at fair value and $98,966 at amortized cost, net as of June 30, 2025 and $60,310 at fair value and $98,886 at amortized cost, net as of December 31, 2024)	236,384	159,196
Subordinated debentures	45,000	45,000
Mortgages payable on real estate, net	364,100	366,606
Liabilities of disposal group held for sale	92,151	97,065
Other liabilities	146,006	147,612
Total liabilities (1)	9,155,677	7,806,148

Commitments and Contingencies

Redeemable Non-Controlling Interest in Consolidated Variable Interest Entities	12,782	12,359

Stockholders' Equity:
Preferred stock, par value $0.01 per share, 31,500,000 shares authorized, 22,339,909 and 22,164,414 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively ($558,498 and $554,110 aggregate liquidation preference as of June 30, 2025 and December 31, 2024, respectively)	539,414	535,445
Common stock, par value $0.01 per share, 200,000,000 shares authorized, 90,313,984 and 90,574,996 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	903	906
Additional paid-in capital	2,281,974	2,289,044
Accumulated other comprehensive loss	—	—
Accumulated deficit	(1,441,088)	(1,430,675)
Company's stockholders' equity	1,381,203	1,394,720
Non-controlling interests	2,670	4,055
Total equity	1,383,873	1,398,775
Total Liabilities and Equity	$10,552,332	$9,217,282
(1)Our condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of June 30, 2025 and December 31, 2024, assets of consolidated VIEs totaled $4,413,851 and $3,988,584, respectively, and the liabilities of consolidated VIEs totaled $3,859,442 and $3,477,211, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
NET INTEREST INCOME:
Interest income	$140,901	$90,775	$270,636	$174,666
Interest expense	104,454	71,731	201,091	137,759
Total net interest income	36,447	19,044	69,545	36,907

NET LOSS FROM REAL ESTATE:
Rental income	17,806	30,817	35,340	63,971
Other real estate income	2,832	5,649	5,953	10,572
Total income from real estate	20,638	36,466	41,293	74,543
Interest expense, mortgages payable on real estate	5,882	16,551	11,890	37,320
Depreciation and amortization	5,928	12,235	11,823	24,811
Other real estate expenses	11,842	20,786	22,829	41,885
Total expenses related to real estate	23,652	49,572	46,542	104,016
Total net loss from real estate	(3,014)	(13,106)	(5,249)	(29,473)

OTHER (LOSS) INCOME:
Realized losses, net	(3,771)	(7,491)	(44,871)	(18,024)
Unrealized gains (losses), net	24,614	(16,512)	142,818	(55,902)
(Losses) gains on derivative instruments, net	(26,966)	15,471	(73,768)	64,682
(Loss) income from equity investments	(1,428)	6,108	2,161	3,973
Impairment of real estate	(3,913)	(4,071)	(7,818)	(40,319)
Loss on reclassification of disposal group	—	—	—	(14,636)
Other income (loss)	2,200	415	4,167	(3,175)
Total other (loss) income	(9,264)	(6,080)	22,689	(63,401)

GENERAL, ADMINISTRATIVE AND OPERATING EXPENSES:
General and administrative expenses	11,786	11,648	24,201	24,703
Portfolio operating expenses	7,354	7,399	14,560	15,141
Financing transaction costs	750	4,552	6,232	8,098
Total general, administrative and operating expenses	19,890	23,599	44,993	47,942

INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES	4,279	(23,741)	41,992	(103,909)
Income tax (benefit) expense	(161)	342	487	232

NET INCOME (LOSS)	4,440	(24,083)	41,505	(104,141)
Net loss attributable to non-controlling interests	4,106	8,494	9,196	30,652
NET INCOME (LOSS) ATTRIBUTABLE TO COMPANY	8,546	(15,589)	50,701	(73,489)
Preferred stock dividends	(12,032)	(10,439)	(23,902)	(20,878)
NET (LOSS) INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$(3,486)	$(26,028)	$26,799	$(94,367)

Basic (loss) earnings per common share	$(0.04)	$(0.29)	$0.30	$(1.04)
Diluted (loss) earnings per common share	$(0.04)	$(0.29)	$0.29	$(1.04)
Weighted average shares outstanding-basic	90,324	90,989	90,453	91,053
Weighted average shares outstanding-diluted	90,324	90,989	91,222	91,053

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY (LOSS) EARNINGS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Interest income	$140,901	$129,734	$118,253	$108,361	$90,775
Interest expense	104,454	96,636	91,542	88,124	71,731
Total net interest income	36,447	33,098	26,711	20,237	19,044
Total net loss from real estate	(3,014)	(2,235)	(5,871)	(7,495)	(13,106)
Total other (loss) income	(9,264)	31,952	(31,710)	52,875	(6,080)
Total general, administrative and operating expenses	19,890	25,102	20,929	22,826	23,599
Income (loss) from operations before income taxes	4,279	37,713	(31,799)	42,791	(23,741)
Income tax (benefit) expense	(161)	648	(1,520)	2,325	342
Net income (loss)	4,440	37,065	(30,279)	40,466	(24,083)
Net loss (income) attributable to non-controlling interests	4,106	5,090	(1,110)	2,383	8,494
Net income (loss) attributable to Company	8,546	42,155	(31,389)	42,849	(15,589)
Preferred stock dividends	(12,032)	(11,870)	(10,439)	(10,439)	(10,439)
Net (loss) income attributable to Company's common stockholders	(3,486)	30,285	(41,828)	32,410	(26,028)
Basic (loss) earnings per common share	$(0.04)	$0.33	$(0.46)	$0.36	$(0.29)
Diluted (loss) earnings per common share	$(0.04)	$0.33	$(0.46)	$0.36	$(0.29)
Weighted average shares outstanding - basic	90,324	90,583	90,579	90,582	90,989
Weighted average shares outstanding - diluted	90,324	91,091	90,579	90,586	90,989

Yield on average interest earning assets (1)	6.48%	6.47%	6.57%	6.69%	6.46%
Net interest spread (1)	1.50%	1.32%	1.37%	1.32%	1.33%
Earnings available for distribution attributable to Company's common stockholders (1)	$20,024	$18,194	$14,178	$9,326	$7,990
Earnings available for distribution per common share - basic (1)	$0.22	$0.20	$0.16	$0.10	$0.09
Book value per common share	$9.11	$9.37	$9.28	$9.83	$9.69
Adjusted book value per common share (1)	$10.26	$10.43	$10.35	$10.87	$11.02

Dividends declared per common share	$0.20	$0.20	$0.20	$0.20	$0.20
Dividends declared per preferred share on Series D Preferred Stock	$0.50	$0.50	$0.50	$0.50	$0.50
Dividends declared per preferred share on Series E Preferred Stock	$0.69	$0.69	$0.49	$0.49	$0.49
Dividends declared per preferred share on Series F Preferred Stock	$0.43	$0.43	$0.43	$0.43	$0.43
Dividends declared per preferred share on Series G Preferred Stock	$0.44	$0.44	$0.44	$0.44	$0.44

(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."

Reconciliation of Financial Information

Non-GAAP Financial Measures

In addition to the results presented in accordance with GAAP, this press release includes certain non-GAAP financial measures, including adjusted interest income, adjusted interest expense, adjusted net interest income (loss), yield on average interest earning assets, average financing cost, net interest spread, earnings available for distribution and adjusted book value per common share. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance and trends using the metrics that management uses to operate our business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this press release to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated.

Adjusted Net Interest Income (Loss) and Net Interest Spread

Financial results for the Company during a given period include the net interest income earned on our investment portfolio of residential loans, investment securities and preferred equity investments and mezzanine loans, where the risks and payment characteristics are equivalent to and accounted for as loans (collectively, our “interest earning assets”). Adjusted net interest income (loss) and net interest spread (both supplemental non-GAAP financial measures) are impacted by factors such as our cost of financing, including our hedging costs, and the interest rate that our investments bear. Furthermore, the amount of premium or discount paid on purchased investments and the prepayment rates on investments will impact adjusted net interest income (loss) as such factors will be amortized over the expected term of such investments.

We provide the following non-GAAP financial measures, in total and by investment category, for the respective periods:

•adjusted interest income – calculated as our GAAP interest income reduced by the interest expense recognized on Consolidated SLST CDOs and adjusted to include TBA dollar roll income,
•adjusted interest expense – calculated as our GAAP interest expense reduced by the interest expense recognized on Consolidated SLST CDOs and adjusted to include the net interest component of interest rate swaps,
•adjusted net interest income (loss) – calculated by subtracting adjusted interest expense from adjusted interest income,
•yield on average interest earning assets – calculated as the quotient of our adjusted interest income and our average interest earning assets and excludes all Consolidated SLST assets other than those securities owned by the Company,
•average financing cost – calculated as the quotient of our adjusted interest expense and the average outstanding balance of our interest bearing liabilities, excluding Consolidated SLST CDOs and mortgages payable on real estate, and
•net interest spread – calculated as the difference between our yield on average interest earning assets and our average financing cost.

These measures remove the impact of Consolidated SLST that we consolidate in accordance with GAAP and include both the net interest component of interest rate swaps utilized to hedge the variable cash flows associated with our variable-rate borrowings and dollar roll income associated with TBAs, which are included in (losses) gains on derivative instruments, net in the Company's condensed consolidated statements of operations. With respect to Consolidated SLST, we only include the interest income earned by the Consolidated SLST securities that are actually owned by the Company as the Company only receives income or absorbs losses related to the Consolidated SLST securities actually owned by the Company. We include the net interest component of interest rate swaps in these measures to more fully represent the cost of our financing strategy. We include TBA dollar roll income as it represents the economic equivalent of net interest income on the underlying Agency RMBS over the TBA dollar roll period (interest income less implied financing cost).

We provide the non-GAAP financial measures listed above because we believe these non-GAAP financial measures provide investors and management with additional detail and enhance their understanding of our interest earning asset yields, in total and by investment category, relative to the cost of our financing and the underlying trends within our portfolio of interest earning assets. In addition to the foregoing, our management team uses these measures to assess, among other things, the performance of our interest earning assets in total and by asset, possible cash flows from our interest earning assets in total and by asset, our ability to finance or borrow against the asset and the terms of such financing and the composition of our portfolio of interest earning assets, including acquisition and disposition determinations.

A reconciliation of GAAP interest income to adjusted interest income, GAAP interest expense to adjusted interest expense and GAAP total net interest income (loss) to adjusted net interest income (loss) for the three months ended as of the dates indicated is presented below (dollar amounts in thousands):

	June 30, 2025
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$137,246	$2,203	$1,452	$140,901
GAAP interest expense	(96,107)	—	(8,347)	(104,454)
GAAP total net interest income (loss)	$41,139	$2,203	$(6,895)	$36,447

GAAP interest income	$137,246	$2,203	$1,452	$140,901
Adjusted for:
Consolidated SLST CDO interest expense	(8,429)	—	—	(8,429)
TBA dollar roll income	7	—	—	7
Adjusted interest income	$128,824	$2,203	$1,452	$132,479

GAAP interest expense	$(96,107)	$—	$(8,347)	$(104,454)
Adjusted for:
Consolidated SLST CDO interest expense	8,429	—	—	8,429
Net interest benefit of interest rate swaps	3,149	—	505	3,654
Adjusted interest expense	$(84,529)	$—	$(7,842)	$(92,371)

Adjusted net interest income (loss) (1)	$44,295	$2,203	$(6,390)	$40,108

	March 31, 2025
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$122,932	$2,605	$4,197	$129,734
GAAP interest expense	(85,560)	—	(11,076)	(96,636)
GAAP total net interest income (loss)	$37,372	$2,605	$(6,879)	$33,098

GAAP interest income	$122,932	$2,605	$4,197	$129,734
Adjusted for:
Consolidated SLST CDO interest expense	(6,964)	—	—	(6,964)
Adjusted interest income	$115,968	$2,605	$4,197	$122,770

GAAP interest expense	$(85,560)	$—	$(11,076)	$(96,636)
Adjusted for:
Consolidated SLST CDO interest expense	6,964	—	—	6,964
Net interest benefit of interest rate swaps	2,180	—	932	3,112
Adjusted interest expense	$(76,416)	$—	$(10,144)	$(86,560)

Adjusted net interest income (loss) (1)	$39,552	$2,605	$(5,947)	$36,210

	December 31, 2024
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$110,078	$2,683	$5,492	$118,253
GAAP interest expense	(80,096)	—	(11,446)	(91,542)
GAAP total net interest income (loss)	$29,982	$2,683	$(5,954)	$26,711

GAAP interest income	$110,078	$2,683	$5,492	$118,253
Adjusted for:
Consolidated SLST CDO interest expense	(6,563)	—	—	(6,563)
Adjusted interest income	$103,515	$2,683	$5,492	$111,690

GAAP interest expense	$(80,096)	$—	$(11,446)	$(91,542)
Adjusted for:
Consolidated SLST CDO interest expense	6,563	—	—	6,563
Net interest benefit of interest rate swaps	4,243	—	1,597	5,840
Adjusted interest expense	$(69,290)	$—	$(9,849)	$(79,139)

Adjusted net interest income (loss) (1)	$34,225	$2,683	$(4,357)	$32,551

	September 30, 2024
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$104,608	$2,699	$1,054	$108,361
GAAP interest expense	(81,214)	—	(6,910)	(88,124)
GAAP total net interest income (loss)	$23,394	$2,699	$(5,856)	$20,237

GAAP interest income	$104,608	$2,699	$1,054	$108,361
Adjusted for:
Consolidated SLST CDO interest expense	(7,375)	—	—	(7,375)
Adjusted interest income	$97,233	$2,699	$1,054	$100,986

GAAP interest expense	$(81,214)	$—	$(6,910)	$(88,124)
Adjusted for:
Consolidated SLST CDO interest expense	7,375	—	—	7,375
Net interest benefit of interest rate swaps	7,542	—	911	8,453
Adjusted interest expense	$(66,297)	$—	$(5,999)	$(72,296)

Adjusted net interest income (loss) (1)	$30,936	$2,699	$(4,945)	$28,690

	June 30, 2024
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$88,067	$2,708	$—	$90,775
GAAP interest expense	(67,434)	—	(4,297)	(71,731)
GAAP total net interest income (loss)	$20,633	$2,708	$(4,297)	$19,044

GAAP interest income	$88,067	$2,708	$—	$90,775
Adjusted for:
Consolidated SLST CDO interest expense	(6,752)	—	—	(6,752)
Adjusted interest income	$81,315	$2,708	$—	$84,023

GAAP interest expense	$(67,434)	$—	$(4,297)	$(71,731)
Adjusted for:
Consolidated SLST CDO interest expense	6,752	—	—	6,752
Net interest benefit of interest rate swaps	7,631	—	659	8,290
Adjusted interest expense	$(53,051)	$—	$(3,638)	$(56,689)

Adjusted net interest income (loss) (1)	$28,264	$2,708	$(3,638)	$27,334
(1)Adjusted net interest income (loss) is calculated by subtracting adjusted interest expense from adjusted interest income.

Earnings Available for Distribution

Previously, we presented undepreciated earnings (loss) as a supplemental non-GAAP financial measure comparable to GAAP net income (loss) attributable to Company's common stockholders. Commencing with the quarter ended March 31, 2025, we have discontinued disclosure of undepreciated earnings (loss). Beginning with the quarter ended March 31, 2025, we are presenting earnings available for distribution attributable to Company's common stockholders ("EAD") (and by calculation, EAD per common share) as a supplemental non-GAAP financial measure comparable to GAAP net income (loss) attributable to Company's common stockholders.

When presented in prior periods, undepreciated earnings (loss) was calculated as GAAP net income (loss) attributable to Company's common stockholders excluding the Company's share in depreciation expense and lease intangible amortization expense, if any, related to operating real estate, net for which an impairment has not been recognized. Over the past two years, we have executed a strategic repositioning of our business through the disposition of certain joint venture equity investments in multi-family properties and acquisition of assets that expand our interest income levels, such as Agency RMBS and business purpose loans. As a result, we believe EAD provides a clearer indication of the current income generating capacity of the Company's business operations than undepreciated earnings (loss) and we present EAD and EAD per common share as supplemental non-GAAP financial measures.

EAD is defined as GAAP net income (loss) attributable to Company's common stockholders excluding (a) realized and unrealized gains (losses), (b) gains (losses) on derivative instruments (excluding the net interest benefit of interest rate swaps and TBA dollar roll income), (c) impairment of real estate, (d) loss on reclassification of disposal group, (e) other non-recurring gains (losses), (f) depreciation and amortization of operating real estate, (g) non-cash expenses, (h) non-recurring transaction expenses, (i) the income tax effect of non-EAD income (loss) items and (j) EAD attributable to non-controlling interests.

We believe EAD provides management, analysts and investors with additional details regarding our underlying operating results and investment portfolio trends by excluding certain unrealized, non-cash or non-recurring components of GAAP net income (loss) in order to provide additional transparency into the operating performance of our portfolio. In addition, EAD serves as a useful indicator for investors in evaluating our performance and facilitates comparisons to industry peers and period to period. EAD should not be utilized in isolation, nor should it be considered as a substitute for or superior to GAAP net income (loss) attributable to Company's common stockholders or GAAP net income (loss) attributable to Company's common stockholders per basic share. Our presentation of EAD may not be comparable to similarly-titled measures of other companies, who may use different calculations. We may add additional reconciling items to our EAD calculation as appropriate.

We view EAD as one measure of our investment portfolio's ability to generate income for distribution to common stockholders. EAD is one factor, but not the exclusive factor, that our Board of Directors uses to determine the amount, if any, of dividends on our common stock. Other factors that our Board of Directors may consider when determining the amount, if any, of dividends on our common stock include, among others, our earnings and financial condition, capital requirements, maintenance of our REIT qualification, restrictions on making distributions under Maryland law and such other factors as our Board of Directors deems relevant. EAD should not be considered as an indication of our REIT taxable income, a guaranty of our ability to pay dividends, or as a proxy for the amount of dividends we may pay, as EAD excludes certain items that impact our liquidity.

A reconciliation of GAAP net (loss) income attributable to Company's common stockholders to EAD for the respective periods ended is presented below (amounts in thousands, except per share data):

	For the Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
GAAP net (loss) income attributable to Company's common stockholders	$(3,486)	$30,285	$(41,828)	$32,410	$(26,028)
Adjustments:
Realized losses, net	3,771	41,100	9,947	1,380	7,491
Unrealized (gains) losses, net	(24,614)	(118,203)	131,576	(96,949)	16,512
Losses (gains) on derivative instruments, net (1)	30,627	49,914	(86,114)	69,093	(7,181)
Unrealized losses (gains), net on equity investments (2)	3,352	1,098	(1,570)	1,097	419
Impairment of real estate	3,913	3,905	733	7,823	4,071
Other (gains) losses (3)	(548)	(775)	(12,263)	(21,124)	(1,607)
Depreciation and amortization of operating real estate	5,928	5,895	6,879	8,131	12,235
Non-cash expenses (4)	2,561	2,199	2,664	2,531	2,374
Transaction expenses (5)	1,340	6,317	1,885	2,454	4,917
Income tax effect of adjustments	(173)	486	(1,478)	2,325	342
EAD adjustments attributable to non-controlling interests	(2,647)	(4,027)	3,747	155	(5,555)
Earnings available for distribution attributable to Company's common stockholders	$20,024	$18,194	$14,178	$9,326	$7,990

Weighted average shares outstanding - basic	90,324	90,583	90,579	90,582	90,989
GAAP net (loss) income attributable to Company's common stockholders per common share - basic	$(0.04)	$0.33	$(0.46)	$0.36	$(0.29)
EAD per common share - basic	$0.22	$0.20	$0.16	$0.10	$0.09

(1)Excludes net interest benefit of interest rate swaps of approximately $3.7 million, $3.1 million, $5.8 million, $8.5 million and $8.3 million for the three months ended June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024 and June 30, 2024, respectively. Also excludes TBA dollar roll income of approximately $7.0 thousand for the three months ended June 30, 2025.
(2)Included in income from equity investments on the Company's condensed consolidated statements of operations.
(3)Included in other income on the Company's condensed consolidated statements of operations and primarily includes non-recurring items such as gains (losses) on sales of real estate, gains (losses) on de-consolidation, gains (losses) on extinguishment of debt, preferred equity premiums resulting from early redemption, property loss insurance proceeds and provision for uncollectible receivables.
(4)Primarily includes stock-based compensation.
(5)Includes non-recurring expenses such as financing transaction costs and transaction and/or restructuring expenses.

Adjusted Book Value Per Common Share

Adjusted book value per common share is a supplemental non-GAAP financial measure calculated by making the following adjustments to GAAP book value: (i) exclude the Company's share of cumulative depreciation and lease intangible amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, (ii) exclude the cumulative adjustment of redeemable non-controlling interests to estimated redemption value and (iii) adjust our amortized cost liabilities that finance our investment portfolio to fair value.

Our rental property portfolio includes fee simple interests in single-family rental homes and joint venture equity interests in multi-family properties owned by Consolidated Real Estate VIEs. By excluding our share of cumulative non-cash depreciation and amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, adjusted book value reflects the value, at their undepreciated basis, of our single-family rental properties and joint venture equity investments that the Company has determined to be recoverable at the end of the period.

Additionally, in connection with third party ownership of certain of the non-controlling interests in certain of the Consolidated Real Estate VIEs, we record redeemable non-controlling interests as mezzanine equity on our condensed consolidated balance sheets. The holders of the redeemable non-controlling interests may elect to sell their ownership interests to us at fair value once a year, subject to annual minimum and maximum amount limitations, resulting in an adjustment of the redeemable non-controlling interests to fair value that is accounted for by us as an equity transaction in accordance with GAAP. A key component of the estimation of fair value of the redeemable non-controlling interests is the estimated fair value of the multi-family apartment properties held by the applicable Consolidated Real Estate VIEs. However, because the corresponding real estate assets are not reported at fair value and thus not adjusted to reflect unrealized gains or losses in our condensed consolidated financial statements, the cumulative adjustment of the redeemable non-controlling interests to fair value directly affects our GAAP book value. By excluding the cumulative adjustment of redeemable non-controlling interests to estimated redemption value, adjusted book value more closely aligns the accounting treatment applied to these real estate assets and reflects our joint venture equity investment at its undepreciated basis.

The substantial majority of our remaining assets are financial or similar instruments that are carried at fair value in accordance with the fair value option in our condensed consolidated financial statements. However, unlike our use of the fair value option for the assets in our investment portfolio, certain CDOs issued by our residential loan securitizations, certain senior unsecured notes and subordinated debentures that finance our investment portfolio assets are carried at amortized cost in our condensed consolidated financial statements. By adjusting these financing instruments to fair value, adjusted book value reflects the Company's net equity in investments on a comparable fair value basis.

We believe that the presentation of adjusted book value per common share provides a useful measure for investors and us as it provides a consistent measure of our value, allows management to effectively consider our financial position and facilitates the comparison of our financial performance to that of our peers.

A reconciliation of GAAP book value to adjusted book value and calculation of adjusted book value per common share as of the dates indicated is presented below (amounts in thousands, except per share data):

	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Company's stockholders' equity	$1,381,203	$1,401,946	$1,394,720	$1,444,147	$1,431,910
Preferred stock liquidation preference	(558,498)	(554,110)	(554,110)	(554,110)	(554,110)
GAAP book value	822,705	847,836	840,610	890,037	877,800
Add:
Cumulative depreciation expense on real estate (1)	25,170	22,989	20,837	19,180	21,692
Cumulative amortization of lease intangibles related to real estate (1)	4,620	4,620	4,620	4,903	11,078
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	49,574	46,011	40,675	48,282	44,053
Adjustment of amortized cost liabilities to fair value	24,153	22,488	30,619	21,961	43,475
Adjusted book value	$926,222	$943,944	$937,361	$984,363	$998,098

Common shares outstanding	90,314	90,529	90,575	90,579	90,592
GAAP book value per common share (2)	$9.11	$9.37	$9.28	$9.83	$9.69
Adjusted book value per common share (3)	$10.26	$10.43	$10.35	$10.87	$11.02

(1)Represents cumulative adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to real estate held as of the end of the period presented for which an impairment has not been recognized.
(2)GAAP book value per common share is calculated using the GAAP book value and the common shares outstanding for the periods indicated.
(3)Adjusted book value per common share is calculated using the adjusted book value and the common shares outstanding for the periods indicated.

Equity Investments in Multi-Family Entities

We own joint venture equity investments in entities that own multi-family properties. We determined that these joint venture entities are VIEs and that we are the primary beneficiary of all but two of these VIEs, resulting in consolidation of the VIEs where we are the primary beneficiary, including their assets, liabilities, income and expenses, in our condensed consolidated financial statements with non-controlling interests for the third-party ownership of the joint ventures' membership interests. With respect to the two additional joint venture equity investments for which we determined that we are not the primary beneficiary, we record our equity investments at fair value.

The Company is repositioning its business through the opportunistic disposition over time of the Company's joint venture equity investments in multi-family properties and reallocation of its capital away from such assets to its targeted assets. Accordingly, as of June 30, 2025, the Company determined that certain joint venture equity investments meet the criteria to be classified as held for sale and its unconsolidated multi-family joint venture equity investments and the assets and liabilities of the respective Consolidated VIEs are reported in assets and liabilities of disposal group held for sale.

We also own a preferred equity investment in a VIE that owns a multi-family property and for which, as of June 30, 2025, the Company is the primary beneficiary, resulting in consolidation of the assets, liabilities, income and expenses of the VIE in our condensed consolidated financial statements with a non-controlling interest for the third-party ownership of the VIE's membership interests.

A reconciliation of our net equity investments in consolidated multi-family properties and disposal group held for sale to our condensed consolidated financial statements as of June 30, 2025 is shown below (dollar amounts in thousands):

Cash and cash equivalents	$3,941
Real estate, net	473,586
Assets of disposal group held for sale	111,500
Other assets	14,821
Total assets	$603,848

Mortgages payable on real estate, net	$364,100
Liabilities of disposal group held for sale	92,151
Other liabilities	8,877
Total liabilities	$465,128

Redeemable non-controlling interest in Consolidated VIEs	$12,782
Less: Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	(49,574)
Non-controlling interest in Consolidated VIEs	582
Non-controlling interest in disposal group held for sale	1,963
Net equity investment (1)	$172,967

(1)The Company's net equity investment as of June 30, 2025 consists of $155.6 million of net equity investments in consolidated multi-family properties and $17.4 million of net equity investments in disposal group held for sale.